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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 20, 2001 (except with respect to the matters discussed in Note 12, as to which the date is January 10, 2002), included in Brocade Communications Systems, Inc.'s Form 10-K for the fiscal year ended October 27, 2001, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

San Jose, California
March 19, 2002